Exhibit 3.89

State of Washington

Secretary of State
CORPORATIONS DIVISION
James M. Dolliver Building 801 Capitol Way South
PO Box 40234	602 513 978
Olympia WA 98504-0234
360.753.7115

Application for Limited Liability Company

Office Information

Application ID	309956
Tracking ID	927844
Validation ID	646369-001
Date Submitted for Filing:	6/20/2005

Contact Information

Contact Name	Trevin Workman
Contact Address	503 West 2600 South, Suite 200
Bountiful
UT
84010

Contact Email	trevin@wsfirm.com
Contact Phone	801-335-0404

Certificate of Formation

Preferred Name	DIRECT FINANCIAL SOLUTIONS OF WASHINGTON LLC
Physical Address	89 East 1400 North
Logan
UT
84341

Purpose	Any Lawful Purpose
Duration	Perpetual

Formation Date	Effective Upon Filing by the Secretary of State
Expiration Date	6/30/2006
Limited Liability Company Management	Manager
Members Signature	Attached

Registered Agent Information

Agent is Individual
Agent Name	Charles Markwell
Agent Street Address	3306 Wetmore
Everett
WA
98201

Agent Mailing Address	Same as Street Address

Agent Email Address
Submitter/Agent Relationship	Submitter has signed consent of specified agent

Members Information

Members Signatures On File

Member #1
Member Name	Direct Financial Solutions LLC
Member Address	89 East 1400 North
Logan
UT
84341

Signature Information
Signed By	Trevin G. Workman

STATE OF WASHINGTON  ARTICLES OF AMENDMENT SECRETARY OF STATE FILED LIMITED LIABILITY COMPANY • Fill, type or print In black ink. SECRETARY OF STATE (Per Chapter 25:15 RCW) • Checks made payable to “Secretary of State” SAM REED FEE: $30.00 • Sign, date and return original to: 05/24/2007 EXPEDITED (24-HOUR) SERVICE AVAILABLE • $20 PER ENTITY INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS CORPORATIONS DIVISION STATE OF WASHINGTON ON OUTSIDE OF ENVELOPE 801 CAPITOL WAY SOUTH, PO BOX 40234 OLYMPIA, WA 98504-0234  IMPORTANTI Person to contact about this filling Daytime Phone Number (with area code) Trevin Workman (435) 774-8270  Email Address trevin@directfinancialsolutions.com  ARTICLES OF AMENDMENT   NAME OF LIMITED LIABILITY COMPANY UBI NUMBER Direct Financial Solutions of Washington LLC 602513978   AMENDMENT(S) The text of each adopted amendment is as follows:  The name of the Limited Liability Company is changed from Direct Financial Solutions of Washington LLC to Cash Central of Washington, LLC.   EFFECTIVE DATE OF AMENDMENT (Specified effective date may be up to 90 days AFTER receipt of the document by the Secretary of State.)  specific Date:   Upon Filing by the Secretary of State.  SIGNATURE OF MEMBER OR MANAGER This document is hereby executed under penalities of perjury, and is, to the best of my knowledge, true and correct.  Trevin Workman Manager  5/15/07 Signature of Member or Manager Printed Name Printed Title Date   IMPORTANTI This form must be filled out in its entirety and returned with the appropriate payment for filing. If you have questions about the requested information on the form please contact our customer assistance at:  CUSTOMER ASSISTANCE — http://secstate.wa.gov/corps/ or 360/753-7115 (TOD — 360/753-1485)